                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                               Amendment No. 1 to
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 3, 1997


                       Medicis Pharmaceutical Corporation
             (Exact name of Registrant as specified in its Charter)



           Delaware                               0-18443                          52-1574808
(State or Other Jurisdiction of            (Commission File No.)      (I.R.S. Employer Identification No.)
        Incorporation)



        4343 East Camelback Road, Suite 250, Phoenix, Arizona 85018-2700
              (Address and Zip Code of Principal Executive Offices)


       Registrant's telephone number, including area code: (602) 808-8800


                                       N/A
         (Former name or former address, if changed since last report.)

Item 7 of the Current Report on Form 8-K of Medicis Pharmaceutical Corporation (the "Company" or "Registrant") filed on December 15, 1997, is hereby amended in its entirety to read as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       A.     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

              (i) The following historical financial statements together with the report of independent auditors are filed herewith:

                   GenDerm Corporation and Subsidiaries

                      Consolidated Balance Sheets as of December 31, 1995 and
                      1996

                      Consolidated Statements of Operations for the years ended December 31, 1994, 1995, and 1996

                      Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994, 1995 and 1996

                      Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995, and 1996

                      Notes to Consolidated Financial Statements

              (ii) The following unaudited historical condensed financial statements are filed herewith:

                   GenDerm Corporation and Subsidiaries

                      Condensed Consolidated Balance Sheet as of September 30, 1997

                      Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1996

                      Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996

                      Notes to Unaudited Condensed Consolidated Financial Statements.

       B.     PRO FORMA FINANCIAL INFORMATION

              The following pro forma consolidated financial statements are filed herewith:

              Medicis Pharmaceutical Corporation

                  Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997

                  Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 1997

                  Pro Forma Condensed Consolidated Statement of Operations for the three months ended September 30, 1997

                  Notes to Pro Forma Condensed Consolidated Financial Statements

       C.     EXHIBITS

              The following exhibits are furnished as required by Item 7(c):

                 Exhibit
                 Number                      Description
                 -------     ---------------------------------------------
                   2.1*      Agreement and Plan of Merger

             * Previously filed

ITEM 7.A.(i) GENDERM CORPORATION AND SUBSIDIARIES HISTORICAL FINANCIAL STATEMENTS WITH REPORT OF INDEPENDENT AUDITORS






                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of GenDerm Corporation:

We have audited the accompanying consolidated balance sheets of GENDERM CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GenDerm Corporation and Subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
April 15, 1997

                      GENDERM CORPORATION AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1995 AND 1996

                                  ASSETS                                        1995            1996
-------------------------------------------------------------------------   ------------    ------------
CURRENT ASSETS:
    Cash and cash equivalents                                               $     13,666    $    789,776
    Receivables-
       Trade, less allowance of $200,000 in 1995 and $250,000 in 1996 for
           doubtful accounts                                                   4,940,777       5,100,222
       Other                                                                     307,405         129,906
    Inventories                                                                4,453,144       2,766,913
    Product samples                                                              806,219         626,061
    Deferred tax asset                                                           393,000         670,000
    Prepaid expenses                                                             226,504         150,830
                                                                            ------------    ------------
                     Total current assets                                     11,140,715      10,233,708
                                                                            ------------    ------------
PROPERTY AND EQUIPMENT, AT COST:
    Furniture and equipment                                                    2,108,409       1,593,761
    Leasehold improvements                                                       292,044         292,034
                                                                            ------------    ------------
                                                                               2,400,453       1,885,795

    Less- Accumulated depreciation and amortization                           (1,738,371)     (1,486,879)
                                                                            ------------    ------------
                     Property and equipment, net                                 662,082         398,916
                                                                            ------------    ------------
OTHER ASSETS:
    Trademark, net of accumulated amortization of $285,083 in 1995 and
       $436,083 in 1996                                                        1,219,917       1,073,917
    Goodwill, net of accumulated amortization of $308,722 in 1995 and
       $363,790 in 1996                                                        1,110,523         722,455
    Patent applications and other intangibles, net of accumulated
       amortization of $429,562 in 1995 and $458,391 in 1996                     256,591         232,920
    Related-party notes receivable                                               822,331         901,114
    Deferred tax asset                                                         1,395,000         890,000
                                                                            ------------    ------------
                     Total other assets                                        4,804,362       3,820,406
                                                                            ------------    ------------
                                                                            $ 16,607,159    $ 14,453,030
                                                                            ============    ============


        The accompanying notes are an integral part of these statements.

                   LIABILITIES AND STOCKHOLDERS' EQUITY                        1995            1996
-----------------------------------------------------------------------    ------------    ------------
CURRENT LIABILITIES:
    Note payable to bank                                                   $  6,130,000    $  4,298,000
    Current portion of long-term debt                                           842,713              --
    Accounts payable                                                          3,264,513       1,923,693
    Accrued liabilities-
       Bonus                                                                    280,000         234,600
       Royalties                                                                773,806         639,478
       Restructuring                                                            850,000          96,033
       Expenses--other                                                        1,225,147       1,755,866
                                                                           ------------    ------------
                     Total current liabilities                               13,366,179       8,947,670
                                                                           ------------    ------------

CONTINGENCIES AND COMMITMENTS

CONVERTIBLE REDEEMABLE PREFERRED STOCK (NO PAR
VALUE, CONVERTIBLE INTO COMMON STOCK)

     Series C, 181,818 shares authorized, 178,932 shares outstanding in
        1995 and 1996                                                         2,997,870       3,267,679
     Series D, 69,964 shares authorized and outstanding in 1995 and 1996
                                                                                     16              16
                                                                           ------------    ------------
                     Total convertible redeemable preferred stock             2,997,886       3,267,695



STOCKHOLDERS' EQUITY:

    Common stock, 10,876,538 in 1995 and 11,530,808 in 1996                     108,765         115,308
    Additional paid-in capital                                                6,788,442       8,370,847
    Accumulated deficit                                                      (6,543,185)     (6,182,866)
    Cumulative translation adjustment                                          (110,928)        (65,624)
                                                                           ------------    ------------
                     Total stockholders' equity                                 243,094       2,237,665
                                                                           ------------    ------------
                                                                           $ 16,607,159    $ 14,453,030
                                                                           ============    ============

        The accompanying notes are an integral part of these statements.

                      GENDERM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                               1994            1995            1996
                                                          ------------    ------------    ------------
NET SALES                                                 $ 36,141,319    $ 38,698,845    $ 38,073,400
                                                          ------------    ------------    ------------
OPERATING COSTS AND EXPENSES:
    Cost of products sold                                    3,231,350       4,230,676       5,491,755
    Promotion and product samples                            8,599,770      14,581,208      16,743,378
    Co-promotion commission                                  2,026,606              --              --
    Selling                                                  5,360,682       6,177,715       3,098,496
    General and administrative                               7,074,528       6,168,703       5,574,357
    Research and development                                 7,071,160       5,800,672       3,218,694
    Royalties                                                2,103,210       2,036,868       1,848,960
    Litigation                                                      --         319,406              --
    Restructuring charges                                           --       2,160,000              --
                                                          ------------    ------------    ------------
                     Total operating costs and expenses     35,467,306      41,475,248      35,975,640
                                                          ------------    ------------    ------------
                     Income (loss) from operations             674,013      (2,776,403)      2,097,760
                                                          ------------    ------------    ------------
OTHER INCOME (EXPENSE):
    Interest income                                             50,403          95,017          79,879
    Interest expense                                          (379,732)       (570,754)       (454,002)
    Miscellaneous, net                                         271,368         149,944           2,966
    Expense of deferred IPO and aborted sale                        --      (1,018,343)       (652,475)
                                                          ------------    ------------    ------------
                     Other income (expense), net               (57,961)     (1,344,136)     (1,023,632)
                                                          ------------    ------------    ------------
                     Income (loss) before income taxes         616,052      (4,120,539)      1,074,128

PROVISION (BENEFIT) FOR INCOME TAXES                           602,804        (382,122)        444,000
                                                          ------------    ------------    ------------
NET INCOME (LOSS)                                         $     13,248    $ (3,738,417)   $    630,128
                                                          ============    ============    ============


        The accompanying notes are an integral part of these statements.

                      GENDERM CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                    COMMON STOCK,
                                                   $0.01 PAR VALUE,
                                                     25,000,000
                                                     AUTHORIZED
                                              -------------------------
                                               NUMBER OF                  ADDITIONAL                               CUMULATIVE
                                                SHARES                     PAID-IN      WARRANTS/  ACCUMULATED     TRANSLATION
                                              OUTSTANDING      AMOUNT      CAPITAL       OPTIONS     DEFICIT       ADJUSTMENT
                                              -----------   ------------  ----------  -----------  ------------   ------------
BALANCE, DECEMBER 31, 1993                     5,477,484    $    54,775   $2,331,634  $   846,563  $(2,343,393)   $  (140,969)

    Add (deduct)-
       Net income                                     --             --           --           --       13,248             --
       Conversion of Series A and B
           preferred stock to common stock     4,696,677         46,967    3,050,453           --           --             --
       Accretion of Series C preferred                --             --           --           --     (227,093)            --
           stock
       Stock options exercised                     9,758             97       17,786           --           --             --
       Change in translation adjustment               --             --           --           --           --         17,806
                                              ----------    -----------   ----------  -----------  -----------    -----------
BALANCE, DECEMBER 31, 1994                    10,183,919        101,839    5,399,873      846,563   (2,557,238)      (123,163)

    Add (deduct)-
       Net loss                                       --             --           --           --   (3,738,417)            --
       Accretion of Series C preferred                --             --           --           --     (247,530)            --
           stock
       Stock options exercised                   692,619          6,926    1,388,569     (846,563)          --             --
       Change in translation adjustment               --             --           --           --           --         12,235
                                              ----------    -----------   ----------  -----------  -----------    -----------
BALANCE, DECEMBER 31, 1995                    10,876,538        108,765    6,788,442           --   (6,543,185)      (110,928)

    Add (deduct)-
       Net income                                     --             --           --           --      630,128             --
       Accretion of Series C preferred                --             --           --           --     (269,809)            --
           stock
       Issuance of common stock                  600,000          6,000    1,494,000           --           --             --
       Stock options exercised                    54,270            543       88,405           --           --             --
       Change in translation adjustment               --             --           --           --           --         45,304
                                              ----------    -----------   ----------  -----------  -----------    -----------
BALANCE, DECEMBER 31, 1996                    11,530,808    $   115,308   $8,370,847  $        --  $(6,182,866)   $   (65,624)
                                              ==========    ===========   ==========  ===========  ===========    ===========

                                                    TOTAL
                                                 STOCKHOLDERS'
                                                   EQUITY
                                                 ------------
BALANCE, DECEMBER 31, 1993                       $   748,610

    Add (deduct)-
       Net income                                     13,248
       Conversion of Series A and B
           preferred stock to common stock         3,097,420
       Accretion of Series C preferred              (227,093)
           stock
       Stock options exercised                        17,883
       Change in translation adjustment               17,806
                                                 -----------
BALANCE, DECEMBER 31, 1994                         3,667,874

    Add (deduct)-
       Net loss                                   (3,738,417)
       Accretion of Series C preferred              (247,530)
           stock
       Stock options exercised                       548,932
       Change in translation adjustment               12,235
                                                 -----------
BALANCE, DECEMBER 31, 1995                           243,094

    Add (deduct)-
       Net income                                    630,128
       Accretion of Series C preferred              (269,809)
           stock
       Issuance of common stock                    1,500,000
       Stock options exercised                        88,948
       Change in translation adjustment               45,304
                                                 -----------
BALANCE, DECEMBER 31, 1996                       $ 2,237,665
                                                 ===========

        The accompanying notes are an integral part of these statements.

                      GENDERM CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                              1994           1995           1996
                                                                          -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                     $    13,248    $(3,738,417)   $   630,128
    Noncash expenses included in net income (loss)-
       Depreciation and amortization                                          649,381        619,799        653,855
       Loss on disposition of property and equipment                               --        205,392          7,040
       Deferred tax provision (benefit)                                     1,079,312       (590,738)       561,000
       (Increase) decrease in assets affecting operating income (loss)-
           Receivables                                                        702,490       (994,534)        18,054
           Inventories                                                       (614,466)    (1,696,481)     1,686,231
           Prepaid expenses and product samples                              (630,085)     1,022,586        255,832
       Increase (decrease) in liabilities affecting operating income (loss)-
           Accounts payable                                                   948,286      1,131,573     (1,340,820)
           Accrued liabilities                                             (3,563,716)       645,276       (402,976)
                                                                          -----------    -----------    -----------
                     Net cash provided by (used in) operating activities   (1,415,550)    (3,395,544)     2,068,344
                                                                          -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                      (603,557)      (196,454)      (172,990)
    Proceeds from disposition of property and equipment                            --        109,633             --
    Purchase of trademark                                                  (1,500,000)            --             --
    Loans to stockholders                                                     (57,679)       (76,092)       (78,783)
                                                                          -----------    -----------    -----------
                     Net cash used in investing activities                 (2,161,236)      (162,913)      (251,773)
                                                                          -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock                                     17,883        548,932      1,588,948
    Proceeds from (payments on) notes payable to bank                       1,593,357      4,536,643     (1,832,000)
    Principal long-term debt (payments) borrowings                            835,717     (1,958,072)      (842,713)
                                                                          -----------    -----------    -----------
                     Net cash provided by (used in) financing activities    2,446,957      3,127,503     (1,085,765)
                                                                          -----------    -----------    -----------
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH                                    17,806         12,235         45,304
                                                                          -----------    -----------    -----------
                     Net increase (decrease) in cash and cash equivalents  (1,112,023)      (418,719)       776,110

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                1,544,408        432,385         13,666
                                                                          -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                    $   432,385    $    13,666    $   789,776
                                                                          ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                                         $   265,942    $   565,909    $   507,000
    Income taxes paid (refunded)                                              120,862       (294,426)      (121,000)
                                                                          ===========    ===========    ===========


        The accompanying notes are an integral part of these statements.

                      GENDERM CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1996

1.    SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS

      GenDerm Corporation (the Company) is a pharmaceutical company that develops products for the control of pain and the treatment of skin and allergic disorders.

      The Company's marketing strategy is a combination of promotion directly to dermatologists, rheumatologists and certain pain specialists and direct promotion to consumers.

      Products are distributed principally through drug wholesalers to pharmacies, managed care organizations and retail chains. All products currently marketed by the Company are manufactured on a contract basis. The Company's products are regulated by the United States Food and Drug Administration and/or comparable governmental agencies in foreign countries.

      Sales to the Company's largest customer accounted for 20%, 18% and 13% of net sales for the years ended December 31, 1994, 1995 and 1996, respectively.

      BASIS OF ACCOUNTING

      The Company maintains its financial statements on the accrual basis of accounting. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, GenDerm Canada Inc. and Euroderma Limited. All intercompany transactions and accounts have been eliminated in consolidation.

      CASH AND CASH EQUIVALENTS

      The Company defines cash and cash equivalents as checking accounts and short-term investments having an original maturity of 90 days or less.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation and amortization are computed using accelerated methods for both financial and income tax reporting purposes over the estimated useful lives of the assets (generally five to seven years for furniture and equipment) and the life of the lease for leasehold improvements.

      INTANGIBLE ASSETS

      Patent applications represent the value assigned to the Company's property rights in patent applications provided by the Company's founder in exchange for an option to purchase common stock. The values are being amortized over the remaining legal lives of the patents to which they pertain. These patents expire at various times between 2001 and 2009. The Company reviews the economic life of the patents on an ongoing basis with respect to product markets and profit potential. If it becomes probable that the economic useful life of any of the patents is less than the legal life, that portion of the remaining patent value will be amortized over the economic life. The Company currently expenses patent application costs as incurred.

      Goodwill includes the excess of the nonaffiliated portion of fair market value over the net book value of assets received at the time of the GalenPharma, Inc. (GalenPharma) acquisition (see Note 11). This amount is being amortized over 25 years, the estimated economic life of this intangible asset. The Company reviews the economic life of this asset on an ongoing basis. In addition, the net operating loss carryforward benefit from GalenPharma, when realized (see Note 8), is recognized as a reduction of goodwill rather than a reduction of the tax provision.

      In 1994, the Company purchased a trademark for $1.5 million which is being amortized over 10 years, which the Company believes represents the economic useful life of this asset.

      INVENTORIES

      Inventories are valued at the lower of first-in, first-out (FIFO) cost or market. Inventories consist of the following at December 31, 1995 and 1996:

                                        1995         1996
                                     ----------   ----------
Raw materials and work in progress   $2,292,306   $1,368,738
Finished goods                        2,160,838    1,398,175
                                     ----------   ----------
                     T o t a l       $4,453,144   $2,766,913
                                     ==========   ==========

      PRODUCT SAMPLES

      Product samples represent the cost of samples for pharmaceutical products on hand at the end of the year. Samples are valued at FIFO cost. Product samples are not for sale or resale and are expensed upon distribution to the Company's marketing network.

      REVENUE RECOGNITION

      Product sales are recognized upon shipment to customers. At the time of shipment, provision is made for any estimated discounts, returns, and other deductions. The Company provides a reserve for returns, principally damaged or expired product, at the cost of the replacement product.

      RESEARCH AND DEVELOPMENT

      Research and development expenses include purchased services and supplies and in-house research and development, consisting of clinical staff salaries, benefits and related overhead expenses. These costs are expensed as incurred.

      FOREIGN CURRENCY TRANSLATION

      Non-U.S. assets and liabilities are translated into U.S. dollars using the year-end exchange rates. Revenues and expenses are translated at a weighted average rate, based on monthly activity throughout the year. The effects of the translation are charged or credited to the cumulative translation adjustment account shown on the consolidated balance sheets.

      OPERATIONS BY GEOGRAPHIC SEGMENTS

      Financial information by geographic area for the three years ended December 31, 1994, 1995 and 1996, is summarized as follows:

                                              UNITED                                     CONSOLIDATED
                                              STATES         CANADA         EUROPE           TOTAL
                                           ------------    -----------    -----------    ------------
       1994-
           Net sales                       $ 33,657,038    $ 1,876,572    $   607,709    $ 36,141,319
           Income (loss) from operations      1,176,375         39,750       (542,112)        674,013
           Identifiable assets at
              December 31, 1994            $ 14,001,432    $ 1,054,129    $   373,428    $ 15,428,989
                                           ============    ===========    ===========    ============
       1995-
           Net sales                       $ 35,370,650    $ 2,366,795    $   961,400    $ 38,698,845
           Income (loss) from operations     (2,223,393)        82,918       (635,928)     (2,776,403)
           Identifiable assets at
              December 31, 1995            $ 15,157,208    $ 1,089,434    $   360,517    $ 16,607,159
                                           ============    ===========    ===========    ============
       1996-
           Net sales                       $ 35,006,496    $ 1,968,044    $ 1,098,860    $ 38,073,400
           Income (loss) from operations      2,190,136       (222,644)       130,268       2,097,760
           Identifiable assets at
              December 31, 1996            $ 12,930,535    $   738,235    $   784,260    $ 14,453,030
                                           ============    ===========    ===========    ============

      RECLASSIFICATIONS

      Certain amounts included in the 1994 and 1995 financial statements have been reclassified to conform with the 1996 presentation.

2.    SUBSEQUENT OPERATING RESULTS (UNAUDITED)

      Subsequent to year-end, the Company experienced significant operating losses. For the three months ended March 31, 1997, the Company incurred a pre-tax loss of approximately $1.6 million (unaudited). During April 1997, the Company developed a plan to respond to the poor operating results and ultimately, to return to profitability.

      Additionally, the Company engaged consultants to assist in the development and execution of its revised operating plan. This plan involves tight controls over spending levels and daily monitoring of cash projections. In the initial weeks of the plan, the Company tracked very close to projections. The plan anticipates pre-tax income in each month from May to December, totaling approximately $3.3 million for the eight-month period.

      Finally, the Company was in violation of certain covenants contained in its revolving credit agreement. The Company is negotiating with the bank to extend the term of the facility beyond the current expiration date of July 31, 1997. If the Company cannot agree on terms with its current lender, management feels other available financing sources with adequate terms could be found.

3.    REDEEMABLE PREFERRED STOCK

      Each share of Series C preferred stock is convertible at the option of the holder into five shares of common stock. Each share of Series C preferred stock has voting rights equal to the number of shares of common stock into which the preferred stock is convertible. Unconverted shares of Series C preferred stock are redeemable, at the holder's option, at $22 per share, beginning February 28, 1999. If any Series C preferred stock is outstanding on February 28, 2001, the Company is required to convert those shares into common stock. The Series D preferred stock conversion rate varies depending upon the value of the Company upon the occurrence of certain events, including an initial public offering (IPO) of the Company's common stock. The Series D redeemable preferred stock has no voting rights, except with respect to the waiver of certain restricted actions by the Company, as follows: the holders of at least 66-2/3% of the preferred stock must approve certain specified transactions involving the Company which could adversely affect the rights and privileges of the holders of preferred stock.

4.    NONPREFERENTIAL STOCK

      STOCK WARRANTS

      In 1984, the Company established a plan to issue stock warrants for the future purchase of common shares at $0.01 per share. In 1992, all of the 589,000 outstanding warrants were exercised. The exercise of the warrants resulted in an immediate tax liability for the warrant holders. The Company provided loans to five employees to pay such taxes (see Note 6).

      In connection with the exercise of the warrants, the Company agreed to grant options (warrant options) to certain officers to replace the shares of common stock which each optionee must sell to repay the loans to the Company in the future. The number of warrant options to be granted in the future will be equal to the number of common shares that are sold to repay the loans to the Company. The exercise price of the warrant options will be equal to fair market value at the time the shares are sold. These warrant options will expire 10 years from the date of the grant.

      STOCK OPTIONS

      In 1992, the Company adopted the 1992 Stock Option Plan (the "1992 Option Plan"). The aggregate maximum number of shares of common stock available for awards under the 1992 Option Plan is approximately 1.2 million. Options granted under the 1992 Option Plan may be either incentive stock options ("ISOs") or nonqualified stock options as the Compensation Committee may determine. The exercise price of the options will be 90% to 110% of the fair market value of the Company's common stock at the date of grant. The options will be exercisable over a period determined by the Compensation Committee but not in excess of 10 years (except that the term of any ISO granted to an optionee who is a 10% owner may not exceed five years). The vesting of options will accelerate in the event of a change in control.

      In 1991, the Company created a director's stock option plan and authorized the issuance of up to 110,000 shares of common stock pursuant to the plan. This plan was approved by the Company's stockholders in February 1992. Options to purchase shares under this plan are issued at fair market value at the date of grant and are exercisable over a period determined by the Compensation Committee but not in excess of 10 years.

      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). Accordingly, no compensation cost has been recognized for the stock option plans. Consistent with the provisions of SFAS No. 123, compensation cost has been determined based on the fair value at the grant date for awards. When considering the fair value as determined pursuant to SFAS No. 123, the Company's net income on a pro forma basis for the year ended December 31, 1996, would have been approximately $501,000 and its net loss on a pro forma basis for the year ended December 31, 1995, would have been approximately $3,778,000. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants during 1996 and 1995, dividend yield of 0%; expected volatility of 0%; risk-free interest rate ranging from 5.7% to 7.2%; and expected lives of ten years.

      The account activities for the years ended December 31, 1994, 1995 and 1996, for warrants/options outstanding are as follows:

                                    WARRANTS/OPTIONS
                                      OUTSTANDING
                                --------------------------
                                 SHARES     EXERCISE PRICE
                                ---------   --------------
Balance at December 31, 1993    2,593,426    $0.66-$5.30

    Stock options issued          113,250      5.30
    Stock options exercised        (9,758)   1.20-3.20
    Stock options canceled       (122,791)     3.20
                                ---------   --------------
Balance at December 31, 1994    2,574,127    0.66-5.30

    Stock options issued          305,000    2.50-5.30
    Stock options exercised      (692,619)   0.66-5.30
    Stock options canceled       (270,990)   1.20-5.30
                                ---------   --------------
Balance at December 31, 1995    1,915,518    1.20-5.30

    Stock options issued           82,000      2.50
    Stock options exercised       (54,270)   1.20-3.20
    Stock options canceled       (250,494)   1.20-5.30
    Stock options exchanged       (74,250)     5.30
                                ---------   --------------
Balance at December 31, 1996    1,618,504    $1.20-$5.30
                                =========   ==============

      STOCK RESERVED FOR ISSUANCE

      At December 31, 1996, shares of the Company's common stock were reserved for issuance as follows:

                                 SHARES
                                ---------
Conversion of preferred stock   1,244,480
Exercise of stock options       1,618,504
                                ---------
                                2,862,984
                                =========

5.    DEBT

      REVOLVING CREDIT FACILITY

      The Company has a bank revolving credit facility which, at December 31, 1995 and 1996, permitted maximum borrowings of up to $8,000,000. Actual available credit under this facility is based on a formula that considers a percentage of eligible existing trade receivables and inventory and is secured by trade receivables and inventory. The maximum amount available, based on this formula, was $6.89 million and $6.48 million at December 31, 1995 and 1996, respectively. Borrowings under this agreement are payable upon demand. Interest is paid monthly and accrues at the prime rate (8.25% at December 31, 1996). The average balance outstanding during 1995 and 1996 was $5,103,000 and $5,223,000, respectively.

      The Company was not in compliance with certain covenants contained in the agreement and is currently negotiating with the bank to extend the facility beyond the July 31, 1997, expiration date of the existing facility.

      LONG-TERM DEBT

      Long-term debt consists of the following at December 31, 1995 and 1996:

                                                           1995       1996
                                                         --------   --------
Promissory notes, subordinated, 9%, interest due
    semiannually, principal due in annual installments
    until 1996 (see Note 1)                              $842,713   $     --
Less- Amounts classified as current portion               842,713         --
                                                         --------   --------
                     Long-term debt, net                 $     --   $     --
                                                         ========   ========

6.    RELATED PARTIES

      The following transactions occurred between the Company and affiliates during the years ended December 31, 1994, 1995 and 1996:

            NOTES RECEIVABLE

            Related-party notes receivable relate to loans to five employees to pay their tax liability for warrants exercised. The loans bear interest at 1% over prime and are payable in December, 1997.

            LICENSING AGREEMENTS

            The Company currently has exclusive licenses with certain affiliates covering a number of the Company's marketed and development products. These licenses require payment of royalties ranging from 3.5% to 8.0% of net sales of each product for the life of the patent rights. The Company incurs the cost for the development and marketing of these products. The license agreements can be terminated by the licensor if minimum royalty payments are not achieved. The agreements can also be terminated at the option of the Company upon 60 to 120 days' written notice to the licensor. Royalty expenses to these affiliates were $2,079,000, $2,028,000 and $1,849,000 in 1994, 1995 and 1996, respectively. These expenses include $275,000, $250,000 and $200,000, respectively, relating to contract minimums for products under development.

            PARTNERSHIP

            In January 1992, the Company entered into a license agreement with a limited partnership which is owned pro rata by the holders of record of the Company's equity on a fully diluted basis as of January 1, 1992. Pursuant to this license agreement, the partnership granted to the Company an exclusive license to manufacture and sell civamide. The license agreement provides for payments by the Company of royalties which are determined as a percentage of annual net sales. A higher percentage applies for sales in countries in which there is valid patent coverage than applies in countries in which no such coverage exists.

            To date, these products are in the early stage of development and, therefore, only contract minimums have been accrued. The Company incurs costs for the development of products utilizing civamide.

7.    OPERATING LEASES

      The Company has entered into leases for office and warehouse facilities. The leases require the Company to pay all utilities, real estate taxes and maintenance costs.

      GenDerm Canada Inc. has a five-year lease for office and warehouse facilities expiring in April, 1997. The lease term provides for annual rent increases and requires the Company to pay its portion of operating expenses.

      Euroderma Limited has a multiyear lease for office facilities in Surrey, England.

      The Company also leases automobiles and equipment under noncancelable operating leases over periods of two to three years.

      In January, 1996, the Company entered into a sublease for rented facilities previously used for laboratory operations. The lease and sublease both expire in 1998.

Future minimum lease payments under operating leases on the office and warehouse space and automobiles and equipment at December 31, 1996, are as follows:

                        1997                   $523,000
                        1998                    234,000
                        1999                     41,000
                        2000                     23,000
                        2001                     22,000
                                               --------
                                               $843,000
                                               ========

8.     INCOME TAXES

Income before taxes for domestic and international operations consists of the following for the years ended December 31, 1994, 1995 and 1996:

                                            1994              1995              1996
                                          ----------       -----------       ----------
Domestic                                  $1,213,037       $(3,523,603)      $1,349,212
International                               (596,985)         (596,936)        (275,084)
                                          ----------       -----------       ----------
              Total income
                 before taxes            $   616,052       $(4,120,539)      $1,074,128
                                         ===========       ===========       ==========

The provision (benefit) for income taxes consisted of the following amounts for the years ended December 31, 1994, 1995 and 1996:

                                                             1994            1995            1996
                                                           ---------       ---------       ---------
Domestic-
    Federal-
       Current                                             $(476,508)      $ 182,082       $(105,000)
       Deferred                                              940,939        (515,002)        489,077
    State-
       Current                                                     -               -         (12,000)
       Deferred                                              138,373         (75,736)         71,923
Foreign--current                                                   -          26,534          -
                                                           ---------       ---------       ---------
                     Total provision (benefit)             $ 602,804       $(382,122)      $ 444,000
                                                           =========       =========       =========

The reconciliation of the U.S. statutory tax rate to the effective income tax rate for the years ended December 31, 1994, 1995 and 1996, follows:

                                                                 1994         1995          1996
                                                                 -----      -----         -----
United States statutory rate                                     34.00%    (34.00%)       34.00%
State income taxes, net of federal income tax benefit
                                                                 14.37      (5.00)         5.00
Effect of providing a valuation allowance against foreign
    net operating losses                                         40.58       5.90         14.72
Effect of change in valuation allowance                           -         23.06        (19.48)
Other, net                                                        8.90        .77          6.72
                                                                 -----      -----         -----
                     Effective tax rate                          97.85%     (9.27%)       40.96%
                                                                 =====      =====         =====

Deferred income taxes result from temporary differences in the recognition of revenue and expense for tax and financial reporting purposes.

The significant cumulative temporary differences are summarized as follows at December 31, 1995 and 1996:

                                                                1995             1996
                                                             ----------       ----------
Current-
    Accruals                                                $   153,660         $584,837
    Uniform capitalization--inventory                            82,263           89,917
    Reserves                                                    525,929          784,887
    Deferred costs                                              130,005                -
    Other, net                                                  177,169          230,398
                                                             ----------       ----------
                                                              1,069,026        1,690,039

Less- Valuation allowance                                      (676,026)      (1,020,039)
                                                             ----------       ----------
                                                                393,000          670,000
                                                             ----------       ----------
Noncurrent-
    Net operating losses-
       Domestic                                               2,783,007        1,284,439
       Foreign                                                1,041,614        1,148,897
    Tax credits                                                 960,480          960,480
                                                             ----------       ----------
                                                              4,785,101        3,393,816

Less- Valuation allowance                                    (3,390,101)      (2,503,816)
                                                             ----------       ----------
                                                              1,395,000          890,000
                                                             ----------       ----------
                                                             $1,788,000       $1,560,000
                                                             ==========       ==========

The Company has available net operating loss and general business credit carryforwards which are subject to limitations on their future realization due to the application of certain federal income tax statutes related to changes in ownership.

In 1996, the Company realized approximately $854,000 (tax effect of $333,000) in net operating loss carryforwards acquired in the GalenPharma acquisition. These tax benefits were recorded as a direct reduction to the goodwill recorded in that acquisition and, accordingly, did not reduce the provision for income taxes. Any future realization of GalenPharma net operating losses ($2,322,000 at December 31, 1996) will further reduce goodwill to zero, prior to being recognized as a benefit in the Company's income tax provision.

Net operating loss carryforwards and income tax carryforwards begin to expire in 1998 and are summarized as follows at December 31, 1995 and 1996:

                                                       1995              1996
                                                     ------------       ----------
Net operating loss carryforwards-
    Unites States                                    $  7,385,915       $3,995,518
    Canada                                                962,776        1,368,098
    United Kingdom                                      1,708,029        1,577,791
                                                     ------------       ----------
                                                     $ 10,056,720       $6,941,407
                                                     ============       ==========
Income tax credit carryforwards--United
    States-
       General business credit                       $    960,480       $  960,480
       Alternative minimum tax                             76,794           76,794
                                                     ------------       ----------
                                                     $  1,037,274       $1,037,274
                                                     ============       ==========

The components of the provision (credit) for deferred income taxes are as follows for the years ended December 31, 1994, 1995 and 1996:

                                                             1994             1995            1996
                                                          ----------       ----------     -----------
Accruals                                                  $1,209,300      $   (47,020)     $ (431,177)
Net operating loss carryforwards                            (182,007)      (1,562,621)      1,391,285
Change in valuation allowance                                442,000        1,193,127        (209,272)
Deferred costs                                              (260,009)         130,004         130,005
Uniform capitalization--inventory                             39,000           15,237          (7,654)
Reserves                                                     (28,984)        (388,417)       (258,958)
Compensatory effect of stock options                               -          378,644               -
Tax credits                                                 (221,925)        (190,980)              -
Other, net                                                    81,937         (118,712)        (53,229)
                                                          ----------       ----------     -----------
                                                          $1,079,312       $ (590,738)    $   561,000
                                                          ==========       ==========     ===========

9.    RETIREMENT PLAN

      Effective January 1, 1993, the Company implemented the GenDerm 401(k) Retirement and Savings Plan (the "Plan"). All full-time employees of the Company at December 31, 1992, were immediately eligible to participate in the Plan. Employees hired after December 31, 1992, are eligible to participate after one year of service and upon reaching age 21. The Plan provides for a Company contribution equal to 3% of salary and allows employee salary deferral between 2% and 12% of gross earnings. In addition, the Company contributes an amount equal to 50% of each employee's salary deferral, up to a maximum salary deferral of 6% of each employee's salary. Plan members are 30% vested in all Company contributions after two years of service, 60% vested after three years of service and 100% after four years of service. Years of service are measured from date of hire. Plan members are 100% vested in their own contributions at all times. Total contributions to the Plan were $299,000 in 1995 and $132,000 in 1996.

      The Company does not currently have a policy to provide other postretirement benefits.

10.   CONTINGENCIES AND LITIGATION

      In 1992 and 1993, the Company initiated litigation against two separate defendants to enforce its patent and trademark rights. The litigation initiated in 1992 has been settled. The 1993 litigation continues, although certain issues have been settled. The defendants have dropped any counterclaims against the Company. They have also agreed to binding arbitration to determine infringement and damages due to the Company should an impending re-examination of the relevant patents by the U.S. Patent Office uphold the Company's rights pursuant to the patents. In connection with this litigation, the Company incurred $319,406 in litigation expense in 1995.

      The Company's business is dependent on a limited number of products and entails an inherent risk of product liability. The Company currently maintains product liability coverage in the amount of $10 million per year.

11.   ACQUISITION

      In 1991, the Company purchased all of the outstanding stock of an affiliated entity, GalenPharma. The outstanding shares were purchased by exchanging 178,932 shares of Series C and 69,964 shares of Series D convertible preferred stock of the Company and issuing $2,263,500 in subordinated long-term notes. The notes bear interest at a rate of 9% and are subordinate to all other notes payable of the Company. The principal is payable annually in installments in 1993 through 1996. The excess of the Series C redemption value over the carrying value is being accreted by periodic charges to retained earnings through February 28, 1999.

      The net assets acquired from GalenPharma were recorded at the net book value of $1,428,087 and the Series C and D preferred stock were recorded at their estimated fair value as of the transaction date. The nonaffiliated portion of GalenPharma assets (35.8%) was written up to fair market value at the time of the acquisition based upon the consideration received. This amount, $1,752,245, has been recorded as goodwill and is being amortized over 25 years. The difference between the fair value of stock and notes exchanged ($4,239,116), the net assets acquired ($1,428,087) and the excess of the fair value over the net book value of the nonaffiliated portion of the assets acquired ($1,752,245) has been recorded as a reduction in paid-in capital ($1,058,784). The results of operations of GalenPharma have been included in the accompanying consolidated financial statements since the acquisition date.

12.   CO-PROMOTION AGREEMENTS

      During 1994, the Company, by mutual agreement with certain distributors, terminated co-promotion commission agreements for Zostrix and Zostrix-HP in the U.S. and Canada. The commission expense related to these co-promotion agreements is reflected in the consolidated financial statements for the years ended December 31, 1993 and 1994.

13.   COMMITMENTS

      One officer of the Company has an executive severance agreement which provides that in the event of termination other than for cause (as defined) or resignation for good reason following a change in control of the Company (as defined), the officer would receive 2.99 times his annual base salary and highest incentive compensation for one of the preceding three years and continuation of certain benefits.

14.   ISSUANCE OF COMMON STOCK

      In January, 1996, the Company issued new common stock to both new and existing stockholders. A total of 600,000 shares were issued for total consideration of $1,500,000.

15.   RESTRUCTURING

      In 1995, the Company incurred $2,160,000 in restructuring charges. These relate to two separate restructurings, one in March and one in December. The Company incurred $900,000 in costs in the March restructuring which included costs associated with the closing of the Company's formulation facilities and the reorganization of its research and development group. The Company incurred $1,260,000 of charges in December related to costs associated with the elimination of its ethical sales force in the U.S. and the two foreign subsidiaries, and for the reorganization of the Company's top management. The remaining accrued liability on the balance sheet at December 31, 1995, was $850,000. This amount relates primarily to unpaid severance pay and lease payments on automobiles used by the sales force. The remaining accrued liability at December 31, 1996, is $96,033, which relates primarily to lease payments.

ITEM 7.A.(ii)  GENDERM AND SUBSIDIARIES UNAUDITED CONDENSED FINANCIAL STATEMENTS

                      GENDERM CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                                  SEPTEMBER 30,
                                                                      1997
                                                                  -----------
ASSETS
Current assets:
   Cash and cash equivalents                                      $   173,317
   Accounts receivable, net                                         2,869,391
   Inventories, net                                                 2,745,426
   Deferred tax assets                                              2,084,949
   Other current assets                                               879,839
                                                                  -----------
Total current assets                                                8,752,922

Property and equipment:
   Furniture and equipment                                          1,545,653
   Leasehold improvements                                             291,998
                                                                  -----------
                                                                    1,837,651
   Less accumulated depreciation                                   (1,573,487)
                                                                  -----------
Net property and equipment                                            264,164

Net intangible assets                                               1,852,238
Related party notes receivable                                        568,509
Other noncurrent assets                                                87,780
                                                                  -----------
                                                                  $11,525,613
                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                               $ 2,214,811
   Notes payable                                                      143,444
   Accrued incentives                                                  58,517
   Accrued royalties                                                  427,352
   Income taxes payable                                               391,028
   Other accrued liabilities                                        3,362,401
                                                                  -----------
Total current liabilities                                           6,597,553

Convertible redeemable preferred stock                              3,487,237

Stockholders' equity:
   Common stock                                                       115,458
   Additional paid-in capital                                       8,390,572
   Cumulative translation adjustment                                  (95,295)
   Accumulated deficit                                             (6,969,912)
                                                                  -----------
Total stockholders' equity                                          1,440,823
                                                                  -----------
                                                                  $11,525,613
                                                                  ===========

See accompanying notes to unaudited condensed consolidated financial statements.

                      GENDERM CORPORATION AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                         NINE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                -------------------------------------
                                                                                        1997              1996
                                                                                      --------          --------

Net sales                                                                           $  18,360,035    $  29,761,228

Operating costs and expenses:
   Cost of product revenue                                                              4,876,669        5,703,607
   Selling, general and administrative                                                 15,350,420       19,891,291
   Research and development                                                               554,538        2,644,810
   Depreciation and amortization                                                          325,806          169,724
                                                                                    -------------    -------------
Operating income (loss)                                                                (2,747,398)       1,351,796

Interest income                                                                            73,706           68,694
Interest expense                                                                         (181,978)        (360,066)
Gain on disposition of subsidiary                                                       1,848,899              --
Other                                                                                      60,932           (4,784)
                                                                                    -------------    -------------
Income (loss) before taxes                                                               (945,839)       1,055,640
Income tax benefit (expense)                                                              378,336         (476,267)
                                                                                    -------------    -------------
Net income (loss)                                                                   $    (567,503)   $     579,373
                                                                                    =============    =============



See accompanying notes to unaudited condensed consolidated financial statements.

                      GENDERM CORPORATION AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         NINE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                -------------------------------------
                                                                                         1997              1996
                                                                                     ------------     ------------
Net income (loss)                                                                    $   (567,503)    $    579,373
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization                                                        325,806          169,724
     Deferred taxes                                                                      (524,949)         663,000
     Provision for doubtful accounts and returns                                           25,000           22,500
     Provision for obsolete inventory                                                     575,000              --
     Gain on sale of subsidiary                                                        (1,848,899)             --
     Change on operating assets and liabilities:
       Accounts receivable                                                              1,973,792         (489,020)
       Inventories                                                                       (700,311)       1,162,526
       Other current assets                                                              (102,948)        (347,965)
       Accounts payable                                                                   291,118       (1,443,646)
       Accrued incentives                                                                (176,083)        (278,835)
       Accrued royalties                                                                 (212,126)         (42,233)
       Income taxes payable                                                               391,028              --
       Other accrued liabilities                                                        1,554,044          167,676
                                                                                     ------------     ------------
Net cash provided by operating activities                                               1,002,969          163,100

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                        (14,000)             --
Proceeds from sale of subsidiary                                                        2,314,099              --
Increase in other noncurrent assets                                                       (87,780)             --
                                                                                     ------------     ------------
Net cash provided by investing activities                                               2,212,319              --

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable                                                              (4,154,556)      (1,666,713)
Proceeds from issuance of common stock                                                     19,875        1,588,948
Decrease (increase) in related party notes receivable                                     332,605          (58,412)
                                                                                     ------------     ------------
Net cash used in financial activities                                                  (3,802,076)        (136,177)

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH                                               (29,671)          10,966
                                                                                     ------------     ------------
                                                                                          (29,671)          10,966
                                                                                     ------------     ------------
Net increase (decrease) in cash and cash equivalents                                     (616,459)          37,889
Cash and cash equivalents at beginning of period                                          789,776           13,666
                                                                                     ------------     ------------
Cash and cash equivalents at end of period                                           $    173,317    $      51,555
                                                                                     ============    =============


See accompanying notes to unaudited condensed consolidated financial statements.

                      GenDerm Corporation and Subsidiaries

         Notes to Unaudited Condensed Consolidated Financial Statements

  As of September 30, 1997 and for the nine months ended September 30, 1997 and
                                      1996

1. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments known to management (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain information and footnote disclosures normally included in financial statements have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and the notes thereto included elsewhere herein for the years ended December 31, 1996, 1995 and 1994. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

2. SALE OF FOREIGN SUBSIDIARY

During the nine months ended September 30, 1997, GenDerm Corporation and Subsidiaries sold their wholly owned foreign subsidiary, Euroderma, to an unrelated third party for approximately $2.3 million in cash. GenDerm recorded a gain of approximately $1,800,000 on the sale. Included in sales during the nine months ended September 30, 1997 were approximately $500,000 from Euroderma.

3. SUBSEQUENT EVENT

On December 3, 1997, Medicis Pharmaceutical Corporation (Medicis) acquired all outstanding stock of GenDerm in an arm's length transaction conducted pursuant to the terms of the Agreement and Plan of Merger dated as of November 28, 1997 (Agreement). Under the terms of the Agreement, Medicis paid an initial $60,000,000 in cash and could pay an additional sum not to exceed $20,000,000 if certain sales thresholds and other conditions are achieved during calendar year 1999.

ITEM 7.B.  PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 1997 and the year ended June 30, 1997 give effect to the acquisition of all of the outstanding stock of GenDerm by the Registrant as if the transaction had occurred at the beginning of each respective period rather than the actual date of December 3, 1997. The pro forma consolidated balance sheet has been presented as if the transaction had occurred September 30, 1997 rather than the actual date of December 3, 1997. The pro forma information is based on the historical financial statements of GenDerm and the Registrant giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed consolidated financial statements.

GenDerm's most recent fiscal year-end of December 31, 1996 differs from the Registrant's most recent fiscal year-end of June 30, 1997 by more than 93 days. GenDerm's income statement is updated to June 30, 1997 which is within 93 days of the Registrant's most recent fiscal year-end of June 30, 1997. This updating is accomplished by adding subsequent unaudited interim period results of the six months ended June 30, 1997 to the most recent fiscal year-end information of December 31, 1996 and deducting the comparable preceding year unaudited interim period results of the six months ended June 30, 1996.

A preliminary allocation of purchase price, using the purchase method of accounting, has been made in the accompanying pro forma consolidated financial information based on estimates made by management. The pro forma consolidated financial information shown is not necessarily indicative of either the results of operations that would have occurred had the merger taken place on December 3, 1997 or of the future operations.

Management expects additional operating cost savings to result from the efficiencies obtained through economies of scale, which have not been reflected in the accompanying pro forma financial statements. This includes, but is not limited to, personnel reductions and severances or terminations of substantially all of the former GenDerm employees upon consummation of the merger. Such savings cannot be guaranteed for results of future operations. Plans for integration of GenDerm's operations have been developed by management. Certain components of the plan are currently being implemented. Management has accrued approximately $2.6 million to account for closing facilities and severance expenses. Ultimate finalization of management's plans may result in adjustments to the accrual.

The pro forma consolidated financial statements presented should be read in conjunction with the consolidated financial statements and related notes of the Registrant and GenDerm.

                       MEDICIS PHARMACEUTICAL CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                                        HISTORICAL
                                            -----------------------------------   PRO FORMA         PRO FORMA
                                               MEDICIS (A)        GENDERM       ADJUSTMENTS(A)     CONSOLIDATED
                                               -----------        -------       --------------     ------------
ASSETS
Current assets:
   Cash and cash equivalents                  $  33,092,352    $     173,317   $  (5,641,299) (B) $  27,624,370
   Short-term investments                        54,358,701              --      (54,358,701) (B)           --
   Accounts receivable, net                       7,917,904        2,869,391             --          10,787,295
   Inventories, net                               4,294,268        2,745,426             --           7,039,694
   Deferred tax assets                            9,423,000        2,084,949       2,700,000  (B)    14,207,949
   Accrued interest income                        1,098,641              --              --           1,098,641
   Other current assets                           2,684,981          879,839             --           3,564,820
                                              -------------    -------------   -------------      -------------
Total current assets                            112,869,847        8,752,922     (57,300,000)        64,322,769

Property and equipment:
   Furniture and equipment                          860,433        1,545,653             --           2,406,086
   Leasehold improvements                           170,000          291,998             --             461,998
                                              -------------    -------------   -------------      -------------
                                                  1,030,433        1,837,651             --           2,868,084
   Less accumulated depreciation                   (255,226)      (1,573,487)            --          (1,828,713)
                                              -------------    -------------   -------------      -------------
Net property and equipment                          775,207          264,164             --           1,039,371

Net intangible assets                            34,858,995        1,852,238      33,724,788 (B)     70,436,021
Other noncurrent assets                           1,000,000          656,289             --           1,656,289
                                              -------------    -------------   -------------      -------------
                                              $ 149,504,049    $  11,525,613   $ (23,575,212)     $ 137,454,450
                                              =============    =============   =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                           $   4,426,916    $   2,214,811   $         --       $   6,641,727
   Notes payable                                      5,245          143,444             --             148,689
   Accrued incentives                             1,011,281           58,517             --           1,069,798
   Accrued royalties                                840,182          427,352             --           1,267,534
   Income taxes payable                                 --           391,028             --             391,028
   Accrued severance, exit, and lease
     termination costs                                  --              --         2,582,045  (C)     2,582,045
   Other accrued liabilities                      1,320,370        3,362,401       1,924,803  (B)     6,607,574
                                              -------------    -------------   -------------      -------------
Total current liabilities                         7,603,994        6,597,553       4,506,848         18,708,395

Long-term liabilities:
   Notes payable                                    111,335              --              --             111,335
   Deferred tax liabilities                             --               --       12,246,000  (B)    12,246,000
   Other noncurrent liabilities                     122,499              --              --             122,499
                                              -------------    -------------   -------------      -------------
Total liabilities                                 7,837,828        6,597,553      16,752,848         31,188,229

Convertible redeemable preferred stock                  --         3,487,237      (3,487,237) (D)           --

Stockholders' equity:
   Class A common stock                             196,603          115,458        (115,458) (D)       196,603
   Class B common stock                               3,948              --              --               3,948
   Additional paid-in capital                   145,248,855        8,390,572      (8,390,572) (D)   145,248,855
   Translation adjustment                               --           (95,295)         95,295  (D)           --
   Accumulated deficit                           (3,783,185)      (6,969,912)      6,969,912  (D)   (39,183,185)
                                                                                 (35,400,000) (E)
                                              -------------    -------------   -------------      -------------
Total stockholders' equity                      141,666,221        1,440,823     (36,840,823)       106,266,221
                                              -------------    -------------   -------------      -------------
                                               $149,504,049    $  11,525,613   $ (23,575,212)     $ 137,454,450
                                              =============    =============   =============      =============


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                       MEDICIS PHARMACEUTICAL CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997


                                                        HISTORICAL
                                            -----------------------------------   PRO FORMA         PRO FORMA
                                                  MEDICIS          GENDERM        ADJUSTMENTS       CONSOLIDATED
                                                -----------      -----------     -------------      ------------
Net sales                                       $41,158,860      $28,466,399     $       --         $69,625,259


Operating costs and expenses:
   Cost of product revenue                        9,361,383        6,695,064             --          16,056,447
   Selling, general and administrative           16,484,329       24,045,029             --          40,529,358
   Research and development                       1,449,620        1,614,402             --           3,064,022
   Depreciation and amortization                    999,113          434,408       1,312,909  (1)     2,746,430
                                                -----------      -----------     -----------        -----------
Operating income (loss)                          12,864,415       (4,322,504)     (1,312,909)         7,229,002

Interest income                                   3,814,435           90,908      (3,300,000) (2)       605,343
Interest expense                                    (27,403)        (373,517)            --            (400,920)
Gain on disposition of subsidiary                       --         1,848,899             --           1,848,899
Other                                                   --         (586,806)             --            (586,806)
                                                -----------      -----------     -----------        -----------
Income (loss) before taxes                       16,651,447       (3,343,020)     (4,612,909)         8,695,518
Income tax benefit                                  693,467        1,424,795       1,845,164 (3)      3,963,426
                                                -----------      -----------     -----------        -----------
Net income (loss)                               $17,344,914      $(1,918,225)    $(2,767,745)       $12,658,944
                                                ===========      ===========     ===========        ===========


Net income per common share and common
   equivalent share                             $      1.22                                         $      0.89
                                                ===========                                         ===========

Shares used in computing net income per
   common and common equivalent share
                                                 14,202,074                                          14,202,074
                                                ===========                                         ===========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The above unaudited pro forma condensed consolidated statement of operations does not reflect the $35,400,000 charge for in-process research and development relating to the purchase of GenDerm.

                       MEDICIS PHARMACEUTICAL CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 1997


                                                        HISTORICAL
                                            -----------------------------------   PRO FORMA         PRO FORMA
                                                  MEDICIS         GENDERM        ADJUSTMENTS       CONSOLIDATED
                                               ------------     ------------    ------------       ------------
Net sales                                      $ 13,911,331     $  7,536,636    $        --        $ 21,447,967


Operating costs and expenses:
   Cost of product revenue                        2,545,739        1,752,605             --           4,298,344
   Selling, general and administrative            5,375,610        2,806,187             --           8,181,797
   Research and development                         544,121          111,136             --             655,257
   Depreciation and amortization                    483,557          108,602         328,227 (1)        920,386
                                               ------------     ------------    ------------       ------------
Operating income                                  4,962,304        2,758,106        (328,227)         7,392,183

Interest income                                   1,196,642           27,798        (825,000)(2)        399,440
Interest expense                                     (8,326)         (23,461)            --             (31,787)
Other                                                   --           (33,262)            --             (33,262)
                                               ------------     ------------    ------------       ------------
Income before taxes                               6,150,620        2,729,181      (1,153,227)         7,726,574
Income tax (expense) benefit                     (2,399,718)      (1,198,461)        449,759 (3)     (3,148,420)
                                               ------------     ------------    ------------       ------------
Net income (loss)                              $  3,750,902     $  1,530,720    $   (703,468)      $  4,578,154
                                               ============     ============    ============       ============


Net income per common share and common
   equivalent share                            $       0.25                                        $       0.30
                                               ============                                        ============

Shares used in computing net income per
   common and common equivalent share
                                                 15,188,838                                          15,188,838
                                               ============                                        ============

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The above unaudited pro forma condensed consolidated statement of operations does not reflect the $35,400,000 charge for in-process research and development relating to the purchase of GenDerm.

                       Medicis Pharmaceutical Corporation

   Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The historical net sales of GenDerm, prior to its acquisition by Medicis, for the three months ended September 30, 1997 and the twelve months ended June 30, 1997 are based upon GenDerm's sales practices which Medicis believes may have included discounts and sales incentives to increase GenDerm's sales above historic consumption levels. Due to these selling practices, Medicis does not expect initially to attain similar sales levels of the GenDerm products included in the pro forma results.

Medicis intends to fully integrate the GenDerm products acquired into its existing sales and marketing infrastructure and philosophy. Subsequent to the acquisition, Medicis eliminated a substantial portion of the sales, marketing, and general and administrative functions previously performed by GenDerm which represent a material portion of GenDerm's business. Such expenses have not been eliminated from the pro forma results presented herein. Medicis believes that GenDerm's historical expenses do not represent the expected level of incremental expenses that will be incurred by Medicis.

BALANCE SHEET ADJUSTMENTS

(A) On December 3, 1997, Medicis purchased all of the outstanding Common Stock of GenDerm, for consideration of $60,000,000 in cash plus additional contingent amounts. The fixed purchase price was allocated among GenDerm assets, including patents, trademarks, developed and in-process technology and goodwill, based on an independent appraisal obtained. The contingent portions of the purchase price will be added to goodwill when and if paid.

(B) In connection with the acquisition of GenDerm, the following is a breakdown of the purchase price at December 3, 1997:

            Net assets of GenDerm                                                                  $ 4,797,000
            Increase in net assets for fair value adjustments:
               Intangibles:
                  Developed technology                                         $31,400,000
                  Goodwill (i)                                                   4,269,000
                  Less:  Intangible assets included in net assets of
                    GenDerm                                                     (1,813,000)
                                                                               -----------
                                                                                                    33,856,000
             Deferred tax asset valuation reserve elimination                                        2,000,000

             Additional assumed liabilities:
               Accrued severance, exit, and lease termination costs
                   (net of tax benefit of $700,000)                              1,882,000
               Deferred tax liability                                           12,246,000
                                                                               -----------
                                                                                                   (14,128,000)
                                                                                                   -----------
                                                                                                    26,525,000
             In-process research and development (ii)                                               35,400,000
                                                                                                   -----------
                                                                                                   $61,925,000
                                                                                                   ===========
             Purchase price:
               Cash                                                                                $60,000,000
               Acquisition costs                                                                     1,925,000
                                                                                                   -----------
                                                                                                   $61,925,000
                                                                                                   ===========

       Goodwill represents the amount of the purchase price in excess of GenDerm identifiable assets acquired and liabilities assumed and is being amortized over a period of 25 years. Developed technology and other intangibles include patents and trademarks and are being amortized over 25 years.

       (i) Net assets decreased approximately $131,000 during the period from September 30, 1997 to the date of the acquisition. Such activity was shown as a decrease to goodwill as of September 30, 1997 for purposes of the pro forma presentation.

       (ii)The amount allocated to in-process research and development was based on a valuation of GenDerm's completed and in-process technologies. The in-process research and development of $35,400,000 will be charged to operations as required under generally accepted accounting principles with the recording of the purchase price allocation.

(C) Accrued severance, exit, and lease termination costs relate to the costs of terminating substantially all employees of GenDerm and closing the duplicate facility located in Chicago, Illinois leased by GenDerm.

(D) Reflects the elimination of the preferred and common stock, additional paid-in capital, translation adjustment, and accumulated deficit of GenDerm.

(E) Reflects the one-time charge of $35,400,000 for the portion of the purchase price allocated to in-process research and development.

STATEMENTS OF OPERATIONS ADJUSTMENTS

(1) To reflect amortization on a straight-line basis of the additional developed technology and goodwill resulting from the acquisition over an estimated useful life of 25 years.

(2) To reduce interest earned on cash and investments utilized to purchase GenDerm using an average interest rate of 5.5 percent.

(3) To compute the income tax expense on pro forma adjustments using the Registrant's incremental effective tax rate.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDICIS PHARMACEUTICAL CORPORATION

Date:  January 9, 1998               By:    /s/ Jonah Shacknai
                                            -----------------------------------
                                            Jonah Shacknai
                                            Chairman and Chief Executive Officer

                                     By:    /s/ Mark A. Prygocki, Sr.
                                            -----------------------------------
                                            Mark A. Prygocki, Sr.
                                            Chief Financial Officer and
                                            Treasurer